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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
BancTrust Financial Group, Inc.:

We consent to the use of our report dated January 31, 2003 with respect to the consolidated balance sheet of BancTrust Financial Group, Inc. as of December 31, 2002, and the related consolidated statement of income, shareholders' equity and comprehensive income, and cash flows for the year ended December 31, 2002, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report refers to our audit of the adjustments that were applied to certain transitional disclosures required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, to revise the 2001 consolidated financial statements, as more fully described in Note 1 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements other than with respect to such disclosures.


                                             /s/ KPMG LLP



Birmingham, Alabama
October 29, 2003